Exhibit 99.1
WASTE CONNECTIONS REPORTS THIRD QUARTER 2010 RESULTS
•	Revenue of $345.8 million, up 9.4% over prior year period

•	Internal growth of 8.2% and operating margins above expectations

•	GAAP EPS and adjusted EPS* of $0.53, up 20.5% over prior year period

•	YTD net cash provided by operating activities of $242.3 million

•	YTD free cash flow* of $170.5 million, or 17.3% of revenue

•	Announces acquisitions with total annualized revenue of approximately $20 million

•	Repurchased approximately 4.5% of common stock YTD
FOLSOM, CA, October 19, 2010 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter of 2010. Revenue totaled $345.8 million, a 9.4% increase over revenue of $316.0 million in the year ago period. Operating income was $75.7 million, or 21.9% of revenue, versus $64.8 million in the third quarter of 2009. Net income attributable to Waste Connections in the quarter was $41.0 million, or $0.53 per share on a diluted basis of 77.9 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $34.2 million, or $0.43 per share on a diluted basis of 79.8 million shares. The effective tax rate in the quarter was 39.2% compared to 36.0% in the year ago period.
Adjusted net income attributable to Waste Connections in the quarter was $41.4 million*, or $0.53 per share*, adjusting primarily for acquisition-related costs expensed due to the implementation of new accounting guidance for business combinations effective January 1, 2009. Adjusted net income attributable to Waste Connections in the prior year period was $35.0 million*, or $0.44 per share*, also adjusted primarily for acquisition-related costs.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $6.5 million ($4.0 million net of taxes, or approximately $0.05 per share) in the quarter compared to $7.2 million ($4.5 million net of taxes, or approximately $0.06 per share) in the year ago period.
“We once again are extremely pleased with our results in the quarter as we exceeded the upper end of our expectations. Increased special waste activity and MSW volumes at our landfills, combined with continuing strength in recycled commodity values and discipline in core pricing, were the primary drivers of an approximate 110 basis points expansion in adjusted operating income before depreciation and amortization* as a percentage of revenue and a more than 20% increase in earnings per share compared to the year-ago period,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Our strong operating performance and free cash flow generation continue to de-lever our balance sheet despite increasing outlays for share repurchases and acquisitions. The stock split and quarterly dividend initiation also announced today reinforce our commitment to broaden our investor base and maximize returns to shareholders, while maintaining continuing flexibility to fund our growth strategy.”
Mr. Mittelstaedt added, “Recent acquisition activity brings the total annualized revenue for signed or completed transactions year-to-date to approximately $40 million. In October, we acquired an E&P waste treatment and disposal company outside Lake Charles, Louisiana, that complements the integrated asset platform we acquired in Louisiana in July. We also signed an agreement to acquire Stutzman Refuse & Disposal Inc., a provider of solid waste collection and recycling services across 14 counties in central Kansas and contiguous to our existing operations; we expect this transaction to close in early November.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the nine months ended September 30, 2010, revenue was $983.8 million, an 11.6% increase over revenue of $881.5 million in the year ago period. Operating income was $204.6 million, versus $171.8 million for the same period in 2009. Net income attributable to Waste Connections for the nine months ended September 30, 2010, was $99.0 million, or $1.26 per share on a diluted basis of 78.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $86.6 million, or $1.08 per share on a diluted basis of 80.5 million shares. Adjusted net income attributable to Waste Connections for the nine months ended September 30, 2010, was $108.3 million*, or $1.38 per share*, compared to $88.6 million*, or $1.10 per share* in the year ago period.
For the nine months ended September 30, 2010, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, loss on the early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $22.8 million ($14.1 million net of taxes, or approximately $0.18 per share), compared to $19.8 million ($12.3 million net of taxes, or approximately $0.15 per share) in the year ago period.
Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 20th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our web site at www.wasteconnections.com.  A playback of the call will be available at both of these web sites.
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 27 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.
Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected share repurchases, dividend payments, expected revenues from closed acquisitions, the closing of signed acquisitions and future acquisition activity. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following:  (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur additional charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (29) climate change regulations may adversely affect operating results; (30) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (31) alternatives to landfill disposal may cause our revenues and operating results to decline; (32) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
– financial tables attached –
CONTACT:

Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010
Revenues	$315,990	$345,785	$881,496	$983,802
Operating expenses:
Cost of operations	180,440	193,638	510,830	557,974
Selling, general and administrative	35,753	38,455	104,411	110,465
Depreciation	31,226	34,441	86,127	99,349
Amortization of intangibles	3,671	3,616	9,351	10,800
Loss (gain) on disposal of assets	139	(50)	(1,037)	572

Operating income	64,761	75,685	171,814	204,642

Interest expense	(12,259)	(9,419)	(36,817)	(30,842)
Interest income	134	135	1,275	453
Loss on extinguishment of debt	—	—	—	(10,193)
Other income, net	879	1,500	1,055	1,970

Income before income tax provision	53,515	67,901	137,327	166,030

Income tax provision	(19,252)	(26,644)	(50,070)	(66,323)

Net income	$34,263	$41,257	$87,257	$99,707
Less: net income attributable to noncontrolling interests	(113)	(271)	(691)	(748)

Net income attributable to Waste Connections	$34,150	$40,986	$86,566	$98,959

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.43	$0.53	$1.09	$1.28

Diluted	$0.43	$0.53	$1.08	$1.26

Shares used in the per share calculations:
Basic	78,837,984	77,062,885	79,618,566	77,419,498

Diluted	79,824,616	77,852,569	80,468,180	78,281,132

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	September 30,
	2009	2010
ASSETS
Current assets:
Cash and equivalents	$9,639	$13,556
Accounts receivable, net of allowance for doubtful accounts of $4,058 and $4,241 at December 31, 2009 and September 30, 2010, respectively	138,972	155,082
Deferred income taxes	17,748	18,554
Prepaid expenses and other current assets	33,495	27,372

Total current assets	199,854	214,564

Property and equipment, net	1,308,392	1,303,463
Goodwill	906,710	910,286
Intangible assets, net	354,303	344,690
Restricted assets	27,377	28,823
Other assets, net	23,812	22,237

	$2,820,448	$2,824,063

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86,669	$80,471
Book overdraft	12,117	11,743
Accrued liabilities	93,380	103,065
Deferred revenue	50,138	53,598
Current portion of long-term debt and notes payable	2,609	1,849

Total current liabilities	244,913	250,726

Long-term debt and notes payable	867,554	831,123
Other long-term liabilities	45,013	49,460
Deferred income taxes	305,932	319,870

Total liabilities	1,463,412	1,451,179

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized; 78,599,083 and 76,757,970 shares issued and outstanding at December 31, 2009 and September 30, 2010, respectively	786	767
Additional paid-in capital	625,173	543,555
Retained earnings	732,738	831,697
Accumulated other comprehensive loss	(4,892)	(7,114)

Total Waste Connections’ equity	1,353,805	1,368,905
Noncontrolling interests	3,231	3,979

Total equity	1,357,036	1,372,884

	$2,820,448	$2,824,063

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(Unaudited)
(Dollars in thousands)

	Nine months ended
	September 30,
	2009	2010
Cash flows from operating activities:
Net income	$87,257	$99,707
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(1,037)	572
Depreciation	86,127	99,349
Amortization of intangibles	9,351	10,800
Deferred income taxes, net of acquisitions	28,605	15,925
Loss on redemption of 2026 Notes, net of make-whole payment	—	2,255
Amortization of debt issuance costs	1,455	1,332
Amortization of debt discount	3,513	1,245
Equity-based compensation	6,965	8,488
Interest income on restricted assets	(369)	(397)
Closure and post-closure accretion	1,496	1,323
Excess tax benefit associated with equity-based compensation	(696)	(8,935)
Net change in operating assets and liabilities, net of acquisitions	19,578	10,634

Net cash provided by operating activities	242,245	242,298

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(422,078)	(17,391)
Capital expenditures for property and equipment	(84,289)	(86,121)
Proceeds from disposal of assets	4,348	5,786
Increase in restricted assets, net of interest income	(2,014)	(1,048)
Increase in other assets	(887)	(2,034)

Net cash used in investing activities	(504,920)	(100,808)

Cash flows from financing activities:
Proceeds from long-term debt	217,000	331,253
Principal payments on notes payable and long-term debt	(175,053)	(384,346)
Change in book overdraft	47	(374)
Proceeds from option and warrant exercises	4,952	23,244
Excess tax benefit associated with equity-based compensation	696	8,935
Payments for repurchase of common stock	(40,168)	(116,285)
Debt issuance costs	(42)	—

Net cash provided by (used in) financing activities	7,432	(137,573)

Net increase (decrease) in cash and equivalents	(255,243)	3,917
Cash and equivalents at beginning of period	265,264	9,639

Cash and equivalents at end of period	$10,021	$13,556

ADDITIONAL STATISTICS
THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three months ended
September 30, 2010
Core Price	2.6%
Surcharges	0.3%
Volume	3.2%
Intermodal, Recycling and Other	2.1%

Total	8.2%

Uneliminated Revenue Breakdown:

	Three months ended		Three months ended
	September 30, 2009		September 30, 2010
Collection	$235,735	65.2%	$244,936	61.8%
Disposal and Transfer	107,438	29.7%	125,473	31.7%
Intermodal, Recycling and Other	18,613	5.1%	25,885	6.5%

Total before inter-company elimination	$361,786	100.0%	$396,294	100.0%

Inter-company elimination	$45,796		$50,509

Reported Revenue	$315,990		$345,785

Days Sales Outstanding for the three months ended September 30, 2010: 41 (27 net of deferred revenue)
Internalization for the three months ended September 30, 2010: 66%
Other Cash Flow Items:

	Three months ended	Three months ended
	September 30, 2009	September 30, 2010
Cash Interest Paid	$6,031	$4,189
Cash Taxes Paid	$12,240	$14,755
Debt to Book Capitalization as of September 30, 2010: 38%
Share Information for the three months ended September 30, 2010:

Basic shares outstanding	77,062,885
Dilutive effect of options and warrants	487,842
Dilutive effect of restricted stock	301,842

Diluted shares outstanding	77,852,569

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three months ended	Three months ended
	September 30, 2009	September 30, 2010
Operating income	$64,761	$75,685
Plus: Depreciation and amortization	34,897	38,057
Plus: Closure and post-closure accretion	584	443
Plus/less: Loss (gain) on disposal of assets	139	(50)
Adjustments:
Plus: Acquisition-related transaction costs (a)	897	782

Adjusted operating income before depreciation and amortization	$101,278	$114,917

As % of revenues	32.1%	33.2%

	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2010
Operating income	$171,814	$204,642
Plus: Depreciation and amortization	95,478	110,149
Plus: Closure and post-closure accretion	1,496	1,323
Plus/less: Loss (gain) on disposal of assets	(1,037)	572
Adjustments:
Plus: Acquisition-related transaction costs (a)	4,179	1,177
Plus: Loss on prior corporate office lease (b)	1,621	—

Adjusted operating income before depreciation and amortization	$273,551	$317,863

As % of revenues	31.0%	32.3%

(a)	Reflects the addback of acquisition-related costs expensed due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:
Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010

Reported net income attributable to Waste Connections	$34,150	$40,986	$86,566	$98,959
Adjustments:
Loss on extinguishment of debt, net of taxes (a)	—	—	—	6,320
Acquisition-related transaction costs, net of taxes (b)	751	485	2,806	730
Loss on prior corporate office lease, net of taxes (c)	—	—	1,008	—
Loss (gain) on disposal of assets, net of taxes (d)	86	(31)	(645)	777
Impact of deferred tax adjustment (e)	—	—	(1,142)	1,547

Adjusted net income attributable to Waste Connections	$34,987	$41,440	$88,593	$108,333

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.43	$0.53	$1.08	$1.26

Adjusted net income	$0.44	$0.53	$1.10	$1.38

(a)	Reflects the elimination of costs associated with the early redemption of outstanding debt.

(b)	Reflects the elimination of acquisition-related costs due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(c)	Reflects the elimination of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

(d)	Reflects the elimination of a loss (gain) on disposal of assets.

(e)	Reflects (1) the elimination in 2009 of a benefit to the income tax provision primarily from a reduction in the Company’s deferred tax liabilities, and (2) the elimination in 2010 of an increase to the income tax provision associated with an adjustment in the Company’s deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three months ended	Three months ended
	September 30, 2009	September 30, 2010
Net cash provided by operating activities	$91,197	$102,164
Less: Change in book overdraft	(2,189)	1,799
Plus: Proceeds from disposal of assets	219	861
Plus: Excess tax benefit associated with equity-based compensation	599	2,512
Less: Capital expenditures for property and equipment	(31,596)	(35,626)

Free cash flow	$58,230	$71,710

As % of revenues	18.4%	20.7%

	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2010
Net cash provided by operating activities	$242,245	$242,298
Plus/less: Change in book overdraft	47	(374)
Plus: Proceeds from disposal of assets	4,348	5,786
Plus: Excess tax benefit associated with equity-based compensation	696	8,935
Less: Capital expenditures for property and equipment	(84,289)	(86,121)

Free cash flow	$163,047	$170,524

As % of revenues	18.5%	17.3%